EXHIBIT 3.1(a)
                            ARTICLES OF INCORPORATION

                                       OF

                                 CYBERADS, INC.


         The undersigned, acting as Incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

                                    ARTICLE I
                                    ---------

         The name of the corporation is CYBERADS, INC.

                                   ARTICLE II
                                   ----------

         The period of its duration is perpetual.

                                   ARTICLE III
                                   -----------

         The date and time of the commencement of the corporate existence shall be the date of the filing of these Articles by the Department of State for the State of Florida.
                                   ARTICLE IV
                                   ----------

         The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act of the State of Florida.

                                    ARTICLE V
                                    ---------

         The aggregate number of shares which the corporation shall have authority to issue is One hundred thousand (100,000) shares of capital stock, $.001 par value per share, which capital stock is designated as Common Stock.



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                                   ARTICLE VI
                                   ----------

         The number of directors constituting the initial Board of Directors of the corporation shall be one (1) . The number of directors may be increased or diminished from time to time by a vote of the shareholders, but shall never be less than one (1). The names and addresses of the initial directors of this corporation are:

                           Lawrence Levinson - CEO/Director
                           3350 N.W. Boca Raton Blvd. (NW 2nd Ave.)
                           Suite A-44
                           Boca Raton, FL 33431

                           Robert Kline - President
                           3350 N.W. Boca Raton Blvd. (NW 2nd Ave.)
                           Suite A-44
                           Boca Raton, FL 33431

                           Barry Garlin - Vice-President
                           3350 N.W. Boca Raton Blvd. (NW 2nd Ave.)
                           Suite A-44
                           Boca Raton, FL 33431

                           Nicklaus Brooks - Vice-President
                           3350 N.W. Boca Raton Blvd. (NW 2nd Ave.)
                           Suite A-44
                           Boca Raton, FL 3343.1

                           Mike Magno - Secretary
                           3350 N.W. Boca Raton Blvd. (NW 2nd Ave.)
                           Suite A-44 Boca Raton, FL 33431

         The name and address of the incorporator signing these Articles are:

                           Mark J. Bryn
                           2 South Biscayne Blvd.
                           Suite 3599
                           Miami, Florida 33131

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                                   ARTICLE VII
                                   -----------

         The name and address of the initial registered agent and the initial registered office are:

                           Mark J. Bryn
                           2 South Biscayne Blvd.
                           Suite #3599
                           Miami, Florida 33131

                                  ARTICLE VIII
                                  ------------

         The initial by-laws of the corporation shall be adopted . by the directors. Thereafter, by-laws of the corporation may be adopted, altered, amended or repealed from time to time only by the shareholders of the corporation.

                                   ARTICLE IX
                                   ----------

         The principal place of business and mailing address of this corporation is:

                           3350 N.W. Boca Raton Blvd. (NW 2nd Ave.)
                           Suite A-44
                           Boca Raton, FL 33431

         EXECUTED at Miami-Dade, Florida, this _____ day of _____________, 2001.



                                                     ---------------------------
                                                     Mark J. Bryn, Incorporator


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                              AND REGISTERED OFFICE
                              ---------------------

         In accordance with Section 48.091, Florida Statutes, the following designation and acceptance is submitted in compliance thereof:

                  CYBERADS, INC. desiring to organize under the laws of the State of Florida, hereby designates Mark J. Bryn as its registered agent and 2 South Biscayne Boulevard, Suite #3599, Miami, Florida 33131, as its registered office.

                                   ACCEPTANCE
                                   ----------

         Having been named as Registered Agent for the above-named corporation, I hereby agree to act in such capacity for such corporation at its registered office.

                                                   -----------------------------
                                                         Mark J. Byrn




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